UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026 (January 22, 2026)

___________________________________

Audax Private Credit Fund, LLC

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-01861 (Commission File Number)	99-4488204 (I.R.S. Employer Identification No.)
320 Park Avenue New York, New York 10022
(Address of principal executive offices and zip code)
(212) 703-2700
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2026, APCF SPV I, LLC (the “Borrower”), a Delaware limited liability company and wholly owned subsidiary of Audax Private Credit Fund, LLC (the “Fund”), entered into an amendment (the “Amendment”) to that certain Loan and Servicing Agreement, dated as of October 10, 2024 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, the Fund, as the equityholder, Audax Management Company (NY), LLC, as collateral manager, each of the conduit lenders, the institutional lenders, and the lender agents from time to time party thereto, Wells Fargo Bank, National Association, as the swingline lender and administrative agent, and Computershare Trust Company, N.A., as the collateral custodian and collateral agent.

The Amendment amended certain terms of the Loan Agreement to provide for, among other things, (i) an increase in the size of the credit facility from $600 million to $800 million, (ii) an extension of each of the maturity period and reinvestment period by approximately four months, from September 30, 2030 to January 22, 2031 and September 29, 2028 to January 22, 2029, respectively, (iii) a reduction in the facility margin prior to the default period for the applicable reference rate from 2.00% per annum to 1.90% per annum, and (iv) a reduction in the facility margin following the default period for the applicable reference rate from 4.00% to 3.90%.

Borrowings under the Loan Agreement are subject to various covenants under the related agreements as well as the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1*

Amendment No. 2 to Loan and Servicing Agreement, including the Loan Agreement (previously filed as an exhibit to Audax Private Credit Fund’s Form 10/A, filed on September 19, 2025), dated as of January 22, 2026, by and among APCF SPV I, LLC, as borrower, Audax Management Company (NY), LLC, as collateral manager, Wells Fargo Bank, National Association, as a lender and the administrative agent, the other lenders party thereto and Computershare Trust Company, N.A., as collateral custodian and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audax Private Credit Fund, LLC

Date:	January 23, 2026	By:	/s/ Grant Bokerman
		Name:	Grant Bokerman
		Title:	Secretary